EXHIBIT 99

PETER LOWE AND JOHN METZ ELECTED DIRECTORS AT SUPERIOR
BANCORP

FOR IMMEDIATE RELEASE

BIRMINGHAM, AL - August 1, 2007 - Superior Bancorp (NASDAQ: SUPR) announced today that Peter Lowe and John Metz have been elected as directors of Superior Bancorp and Superior Bank. "Both of these gentlemen are respected members of their communities and are successful businessmen who bring valuable input as we continue to grow our business in North Alabama and Florida," said Stan Bailey, Chairman and Chief Executive Officer of Superior Bancorp.

Lowe is President of G.W. Jones and Sons Real Estate Investment Company, Inc. in Huntsville, Alabama. Lowe received his B.S degree in Commerce and Business Administration from the University of Alabama and earned the M.A.I designation of the American Institute of Real Estate Appraisers. He is a member of the National Association of Realtors and is an Accredited Rural Appraiser.

Lowe is very active in the community, serving on numerous boards and committees. His civic involvement includes: the Board of Trustees of the University of Alabama, University of Alabama College of Commerce and Business Administration Board of Visitors; UAB Health System Board; UAB Valley Foundation; UAH Foundation Board of Directors; Past board member of the Huntsville/Madison County Chamber of Commerce; Board of Directors for Volunteers of America; Huntsville Historic Preservation Commission member: and he and Mrs. Lowe are chairing the capital compaign for the Huntsville Museum of Art expansion.

Metz is Chairman and CEO of Metz Enterprises and Metz and Associates, Ltd. Metz and Associates is one of the fastest-growing regional food service providers in the nation, operating in a wide variety of settings, such as major hospitals, public school districts, colleges and universities, and corporate jet catering. Metz began his career in the Food Service Management industry with the founding of Custom Management Corporation. Metz's personal success is well-documented by his peers through a variety of awards including such industry prizes as the International Foodservice Manufacturer Association's Silver Plate Award and Restaurant Business Magazine's Leadership Award. In 1998 he was honored by Johnson and Wales University when he received a Doctorate of Business Administration in Food service - Honoris Causa.

Metz is very active in the community and has a devotion to education that led to his joining the Board of Overseers of Harvard University and becoming a Board Trustee at College Misericordia in Dallas, Pennsylvania. Additionally, he is a Trustee Board Member with the National Restaurant Association's Educational Foundation, the same organization where he also serves as a Board Director, and has remained an active member of the Culinary Institute of America.

Bailey continued, “Our success is driven by our ability to understand the needs of our major markets and develop products and services to meet those needs. I am a strong believer that our board should be representative of all of our major markets so that we can gain their insights regarding market needs. I am confident that these two gentlemen will be outstanding representatives and have an immediate impact on our board as both are very talented businessmen who understand what it takes to create shareholder value.”

About Superior Bancorp

Superior Bancorp is a $2.8 billion thrift holding company headquartered in Birmingham, Alabama. The principal subsidiary of Superior Bancorp is Superior Bank, a southeastern community federal savings bank. Superior Bank has 63 branches with 38 locations throughout the state of Alabama and 25 locations in Florida. In addition, Superior Bank currently has 13 new branches planned for Northeast Alabama and Florida during 2007 and 2008.

Superior Bank also has loan production offices in Montgomery, Alabama and Tallahassee, Marianna and Panama City, Florida, and operates 19 consumer finance offices in Northeast Alabama as 1st Community Credit and Superior Financial Services.

Statements in this document that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Superior Bancorp cautions that such "forward-looking statements," wherever they occur in this document or in other statements attributable to Superior Bancorp are necessarily estimates reflecting the judgment of Superior Bancorp's senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the "forward- looking statements." Such "forward-looking statements" should, therefore, be considered in light of various important factors set forth from time to time in Superior Bancorp's reports and registration statements filed with the SEC. While it is impossible to list all such factors that could affect the accuracy of such "forward-looking statements," some of those factors include: general economic conditions, especially in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in the competitive environment in the markets served by Superior Bancorp; changes in the loan portfolio and the deposit base of Superior Bancorp; and the effects of natural disasters such as hurricanes.

Superior Bancorp disclaims any intent or obligation to update "forward- looking statements."

More information on Superior Bancorp and its subsidiaries may be obtained over the Internet, http://www.superiorbank.com or by calling 1-877-326-BANK
(2265).